Exhibit 5.1

601 Lexington Avenue
New York, New York 10022
(212) 446-4800
(212) 446-4900 (facsimile)

www.kirkland.com
October 7, 2020

Freshpet, Inc.
400 Plaza Drive, 1st Floor
Secaucus, New Jersey 07094

Ladies and Gentlemen:
We are acting as special counsel to Freshpet, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) covering the offering by the Company of (i) up to 3,632,502 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company (the “Plan Shares”) issuable pursuant to the Freshpet, Inc. Second Amended and Restated 2014 Omnibus Incentive Plan (the “Plan”) and (ii) an aggregate of 1,015,000 shares of Common Stock (together with the Plan Shares, the “Shares”) issuable pursuant to the Inducement Nonqualified Stock Option Agreement with Heather Pomerantz and the Inducement Nonqualified Stock Option Agreement with William Cyr (together, the “Inducement Award Agreements”), which were entered into in connection with the entry into such employee’s employment with the Company pursuant to Nasdaq Stock Market Rule 5635(c)(4).
For purposes of this letter, we have examined such documents, records, certificates, resolutions and other instruments deemed necessary as a basis for this opinion, and we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies.
Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we advise you that the Shares are duly authorized and, when the Shares have been duly issued pursuant to and in accordance with the terms and conditions of the Plan or Inducement Award Agreement, as applicable, and the Company’s Fourth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the Shares will be validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.
We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares which the Company is authorized to issue in its Fourth Amended and Restated Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances in connection with the Plan and Inducement Award Agreements by at least the number of Shares which may be issued in connection with the Plan and the Inducement Award Agreements and we have assumed that such condition will remain true at all future times relevant to this opinion. We have assumed that the Company will cause certificates, if any, representing the Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuances of such Shares.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.
This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.
This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.
Sincerely,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP